Exhibit 99.1

Amarin Announces Promotion of Aaron Berg to Position of Chief Commercial Officer

BEDMINSTER, N.J., and DUBLIN, Ireland, April 23, 2018 — Amarin Corporation plc (NASDAQ:AMRN), a biopharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular (CV) health, today announced that Aaron Berg has been promoted to the position of Senior Vice President, Chief Commercial Officer. Mr. Berg previously served the company as Senior Vice President, Marketing and Sales. Mr. Berg joined Amarin in November of 2012 and has played a leading role in U.S. prescription and related revenue growth of the company’s lead product, Vascepa® (icosapent ethyl) capsules.

Mr. Berg is an industry veteran. Before joining Amarin, Mr. Berg served as President and Chief Executive Officer for Essentialis, Inc., a development stage pharmaceutical company where he led the company’s work on triglyceride management. Prior to joining Essentialis, Mr. Berg served as Vice President of Marketing and Sales at Kos Pharmaceuticals (Kos), where he was instrumental in driving annual revenues approaching $1 billion. Mr. Berg worked at Kos until it was acquired by Abbott Laboratories in December 2006 for $3.7 billion. Mr. Berg began his pharmaceutical industry career as a sales representative with Bristol-Myers Squibb, followed by various commercial positions with Schering-Plough and GlaxoSmithKline.

In this expanded role, Mr. Berg will be responsible for ensuring continued commercial growth for Vascepa based on its current indication while preparing for and ensuring successful expanded promotion of Vascepa assuming positive results of the company’s landmark REDUCE-IT cardiovascular outcomes trial. The results of this important study are anticipated before the end of Q3 2018. The company thanks Mark Salyer, whose position is being filled by Mr. Berg, for his ideas and contributions and wishes him much success in his future endeavors.

“Aaron has made invaluable contributions to Amarin over multiple years,” said John F. Thero, President and Chief Executive Officer of Amarin. “He has wide-ranging experience and comprehensive knowledge of our industry combined with an entrepreneurial spirit and a collaborative approach which makes him broadly respected and well-positioned to help lead Amarin in fulfilling our commercial opportunities. We are excited to work with Aaron in this important leadership position.”

About Vascepa® (icosapent ethyl) capsules

Vascepa® (icosapent ethyl) capsules are a single-molecule prescription product consisting of the omega-3 acid commonly known as EPA in ethyl-ester form. Vascepa is not fish oil, but is derived from fish through a stringent and complex FDA-regulated manufacturing process designed to effectively eliminate impurities and isolate and protect the single molecule active ingredient. Vascepa is also known in scientific literature as AMR101. Amarin has been issued multiple patents internationally based on the unique clinical profile of Vascepa, including the drug’s ability to lower triglyceride levels in relevant patient populations without raising LDL-cholesterol levels.

FDA-Approved Indication and Usage

•	Vascepa (icosapent ethyl) is indicated as an adjunct to diet to reduce triglyceride (TG) levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia.

•	The effect of Vascepa on the risk for pancreatitis and cardiovascular mortality and morbidity in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information for Vascepa

•	Vascepa is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to Vascepa or any of its components.

•	Use with caution in patients with known hypersensitivity to fish and/or shellfish.

•	The most common reported adverse reaction (incidence > 2% and greater than placebo) was arthralgia (2.3% for Vascepa, 1.0% for placebo). There was no reported adverse reaction > 3% and greater than placebo.

•	Patients receiving treatment with Vascepa and other drugs affecting coagulation (e.g., anti-platelet agents) should be monitored periodically.

•	In patients with hepatic impairment, monitor ALT and AST levels periodically during therapy.

•	Patients should be advised to swallow Vascepa capsules whole; not to break open, crush, dissolve, or chew Vascepa.

•	Adverse events and product complaints may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.

FULL VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Vascepa has been approved for use by the United States Food and Drug Administration (FDA) as an adjunct to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Vascepa is under various stages of development for potential use in other indications that have not been approved by the FDA. Nothing in this press release should be construed as promoting the use of Vascepa in any indication that has not been approved by the FDA.

About Amarin

Amarin Corporation plc is a biopharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular health. Amarin’s product development program leverages its extensive experience in lipid science and the potential therapeutic benefits of polyunsaturated fatty acids. Amarin’s clinical program includes a commitment to an ongoing cardiovascular outcomes study. Vascepa® (icosapent ethyl), Amarin’s first FDA-approved product, is a highly-pure, omega-3 fatty acid product available by prescription. For more information about Vascepa visit www.vascepa.com. For more information about Amarin visit www.amarincorp.com.

Forward-looking statements

This press release contains forward-looking statements, including expectations for continued commercial growth and revenue levels, results and related timing and announcements with respect to Amarin’s REDUCE-IT cardiovascular outcomes study; expectations related to the final outcomes of the REDUCE-IT study and the anticipated successful completion of the REDUCE-IT study; and statements regarding the potential and therapeutic benefits of Vascepa and the significance of patents. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. In particular, as disclosed in filings with the U.S. Securities and Exchange Commission, Amarin’s ability to effectively develop and commercialize Vascepa will depend in part on its ability to continue to effectively finance its business, efforts of third parties, its ability to create market demand for Vascepa through education, marketing and sales activities, to achieve increased market acceptance of Vascepa, to receive adequate levels of reimbursement from third-party payers, to develop and maintain a consistent source of commercial supply at a competitive price, to comply with legal and regulatory requirements in connection with the sale and promotion of Vascepa and to maintain patent protection for Vascepa. Among the factors that could cause actual results to differ materially from those described or projected herein include the following: uncertainties associated generally with research and development, clinical trials and related regulatory approvals; the risk that regulatory reviews may alter current expectations; the risk that future legal determinations and interactions with regulatory authorities may impact Vascepa marketing and sales rights and efforts; the risk that Vascepa may not show clinically meaningful effects in REDUCE-IT or support regulatory approvals for cardiovascular risk reduction; and the risk that patents may not adequately protect Vascepa against competition. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Availability of other information about Amarin

Investors and others should note that we communicate with our investors and the public using our company website (www.amarincorp.com), our investor relations website (http://investor.amarincorp.com), including but not limited to investor presentations and investor FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in Amarin to review the information that we post on these channels, including our investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin contact information:

Investor Relations:

Elisabeth Schwartz

Investor Relations and Corporate Communications

Amarin Corporation plc

In U.S.: +1 (908) 719-1315

investor.relations@amarincorp.com

Lee M. Stern

Trout Group

In U.S.: +1 (646) 378-2992

lstern@troutgroup.com

Media Inquiries:

Kristie Kuhl

Finn Partners

In U.S.: +1 (212) 583-2791

Kristie.kuhl@finnpartners.com